Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 28, 2025, with respect to the consolidated financial statements of Universal Safety Products, Inc. and Subsidiary as of and for the year ended March 31, 2025, included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Philadelphia, PA

September 16, 2025